CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-116351 on Form N-1A of our reports dated September 28, 2009 relating to the financial statements and financial highlights of American Century Asset Allocation Portfolios, Inc., including LIVESTRONG Income Portfolio, LIVESTRONG 2015 Portfolio, LIVESTRONG 2020 Portfolio, LIVESTRONG 2025 Portfolio, LIVESTRONG 2030 Portfolio, LIVESTRONG 2035 Portfolio, LIVESTRONG 2040 Portfolio, LIVESTRONG 2045 Portfolio, LIVESTRONG 2050 Portfolio, One Choice Portfolio: Very Aggressive, One Choice Portfolio: Aggressive, One Choice Portfolio: Moderate, One Choice Portfolio: Conservative and One Choice Portfolio: Very Conservative, appearing in the Annual Reports on Form N-CSR of American Century Asset Allocation Portfolios, Inc. for the year ended July 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
November 23, 2009